Exhibit 10.22

CC ACQUISITION CORP.

OPTION AGREEMENT

OPTION AGREEMENT (this “Agreement”), dated September 16, 2022, by and between CC Acquisition Corp., a Nevada corporation (the “Company”), and Matthew Atkinson with his home address at 255 Calamus Circle, Medina MN 55340 (the “Option Holder”).

RECITAL

Pursuant to an agreement between the Company and the Option Holder, the Company agreed to grant an option to the Option Holder for the purchase of 1,000,000 shares of the Company’s Class A Common Stock, $0.0001 par value (the “Class A Common Stock”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Grant of Option.

Subject to the terms and conditions herein, the Company hereby grants to the Option Holder an option (the “Option”) to purchase one million (1,000,000) shares of its Class A Common Stock (the “Option Shares”), at an exercise price of $0.25 per share (the “Exercise Price”), as may be adjusted from time to time as provided in this Agreement.

2.	Exercise of the Option.

Subject to adjustments as provided in Section 5 herein, the Option may be exercised by the Option Holder on any day on or after the date of this Agreement, in whole or in part, until September 16, 2032.

3.	Rights of Holder.

The Option Holder shall not have any rights to dividends or any other rights of a stockholder with respect to any Option Shares until such shares shall have been issued to him (as evidenced by the appropriate entry on the transfer books of the Company) upon purchase of such shares upon exercise of the Option. Furthermore, nothing contained in this Agreement shall confer upon the Option Holder any right to continued engagement as a service provider for any period, or at all, and will not interfere in any way with the Option Holder’s right or the right of the Company to terminate the Option Holder’s relationship as a service provider at any time, with or without cause.

4.	Transfer.

This Option shall not be offered for sale, sold, transferred or assigned without the prior written consent of the Company.

5.	Adjustments.

(a) Adjustments by the Company. In the event of a stock dividend, stock split-up, share combination, exchange of shares, recapitalization, merger, consolidation, acquisition or disposition of property or shares, reorganization, liquidation or other similar changes or transactions, by the Company during the term of the Option, the Board of Directors of the Company shall make such equitable adjustments of the number and class of shares then covered by the Option, or of the Exercise Price, or both, whose determination shall be conclusive. To the extent practicable, the Company shall give the Option Holder prior notice of any such event, provided that the failure by the Company to give such notice shall not subject the Company to any liability herein.

(b) Adjustments Due to Merger, Consolidation, Reorganization, Asset Sale, Liquidation, etc.

(i) If the Company shall be the surviving corporation in any reorganization, merger, consolidation, etc. of the Company with one or more other corporations, any then outstanding Option shall pertain to and apply to the securities to which a holder of the number of shares of Class A Common Stock subject to such Option would have been entitled immediately following such reorganization, merger, consolidation, etc. with a corresponding proportionate adjustment of the Exercise Price as to which such Option may be exercised so that the aggregate Exercise Price as to which such Option may be exercised shall be the same as the aggregate Exercise Price as to which such Option may be exercised for the shares remaining subject to the Option immediately prior to such reorganization, merger, consolidation, etc.

(ii) In the event of a merger or consolidation in which the Company is not the surviving corporation, or sale of all or substantially all of the assets of the Company in which outstanding shares of Class A Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company (collectively, a “Corporate Transaction”), the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Options: (A) provide that such Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); (B) upon written notice to the Option Holder, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised by the Option Holder within a specified period following the date of such notice; or (C) in the event of a Corporate Transaction under the terms of which holders of the Class A Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Corporate Transaction (the “Transaction Price”), make or provide for a cash payment to the Option Holder equal to the difference between the Transaction Price times the number of shares of Class A Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Transaction Price) and the aggregate Exercise Price of all such outstanding Options in exchange for the termination of such Options.

6.	Reservation of Shares.

The Company shall at all times during the term of the Option reserve and keep available such number of shares of Class A Common Stock or such other class of stock then subject to the Option as shall be sufficient to satisfy the requirements of this Agreement.

7.	Exercise Procedure.

(a) Procedure. The Option Holder may exercise the Option, at any time or from time to time as provided herein, by delivering to the Company a written notice duly signed by the Option Holder instructing the Company either (i) that it is exercising the Option and paying the Exercise Price and delivering to the Company along with the notice funds equal to the Exercise Price or (ii) that it desires to exercise the Option on a cashless basis and instructing the Company to withhold from the purchased Option Shares issuable upon the exercise of the Option the number of whole shares of Class A Common Stock having a Fair Market Value (defined below), as determined by the Company, that is equal to the Exercise Price;

(b) The notice may be in form of the “Exercise of Option to Purchase Shares” attached hereto. Following receipt by the Company of such notice of exercise or full payment of the Exercise Price, the Company shall issue, as soon as practicable, the purchased Option Shares in certificated or uncertificated form, subject to Section 7(a), in the name as designated by the Option Holder and deliver the same to the Option Holder.

(c) For purposes of this Section 7, “Fair Market Value” means, as of any date, the value of a share of Class A Common Stock or other property as determined by the Company, in its discretion, subject to the following:

(i) If, on such date, the Class A Common Stock is listed or traded on a national or regional securities exchange or market system, constituting the primary market for the Class A Common Stock, the Fair Market Value of a share of Class A Common Stock shall be the closing sale price of a share of Class A Common Stock (or the mean of the closing bid and asked prices of a share of Class A Common Stock if the Class A Common Stock is so quoted instead) on the determination date (or, if no sales occur on such date, on the last preceding date on which such sales of Class A Common Stock are so reported) as quoted on such exchange and as reported in The Wall Street Journal, pink sheets or such other source as the Company deems reliable.

(ii) If, on such date, the Class A Common Stock is not listed or traded on a national or regional securities exchange or market system, the Fair Market Value of a share of Class A Common Stock shall be as determined by the Company in its discretion using a reasonable method exercised in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and if it is determined by the Company to be applicable, in any other manner permitted in accordance with Sections 409A or 422(b) of the Internal Revenue Code of 1986, as amended, and any applicable notices, rulings and regulations promulgated thereunder, if applicable.

(d) Compliance. Notwithstanding the foregoing, the Company shall not be required to issue or deliver the purchased Option Shares pursuant to Section 7(a) hereof until it has complied with all requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, any securities exchange or automated quotation system on which the Company’s Class A Common Stock may then be listed, and all applicable state laws in connection with the issuance of the Option Shares or their listing on said securities exchange or system. When the Option Holder exercises any portion of this Option, the Option Holder shall execute and deliver to the Company an investment letter in a form satisfactory to the Company containing such representations of as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws. This requirement shall not apply if the Company has registered the issuance of the Option Shares under federal and state securities laws.

(e) Legend. Each certificate for the purchased Option Shares shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

8.	Representations of the Option Holder.

The Option Holder hereby represents and warrants (a) that the Option Holder has been furnished with all information that the Option Holder has requested for the purpose of evaluating the Option and potential exercise of the Option in the Company’s securities, (b) that the Option Holder is acquiring the Option and, upon exercise of the Option, the Class A Common Stock, for its own account and not with a view to or for sale in connection with any distribution in any manner that would violate applicable securities laws, but without prejudice to Option Holder’s rights to dispose of the Option and/or the underlying Class A Common Stock to be purchased by the Option Holder to a transferee or transferees, in accordance with such laws if at some future time the Option Holder deems it advisable to do so, (c) the Option Holder has the financial capability of assuming the economic risk of an investment in the Company, and (d) the Option Holder is an “Accredited Investor” as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

9.	Market Standoff.

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, including the Company’s initial public offering, Option Holder shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Option Shares without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by Company or such underwriter. In no event, however, shall such period exceed one hundred eighty (180) days plus such additional period as may reasonably be requested by Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions. The Market Stand-Off shall in any event terminate two years after the date of Company’s initial public offering. For consideration received and acknowledged, Option Holder, in its capacity as a securityholder of Company, hereby appoints the Company’s Chief Executive Officer, Jaeson Bang, to act as its true and lawful attorney with full power and authority on its behalf to execute and deliver all documents and instruments and take all other actions necessary in connection with the matters covered by this Section and any lock-up agreement required to be executed pursuant to an underwriting agreement in connection with any initial public offering of the Company. Such appointment shall be for the limited purposes set forth above.

10.	Notices.

Each notice relating to this Agreement shall be in writing and delivered in person or by facsimile, e-mail or certified mail to the following addresses:

If to the Company:

255 Calamus Circle

Medina, MN 55340

Attention: Chief Executive Officer

Matthew Atkinson

If the Option Holder:

Matthew Atkinson

255 Calamus Circle

Medina, MN 55340

Email: matt@elev8marketing.com

or to such other address as either party hereto may hereinafter duly give to the other.

11.	Binding.

This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors, assigns, heirs and administrators.

12.	Entire Agreement.

This Agreement constitutes the entire agreement between the parties hereto with respect to the matters herein, and cannot be amended, modified or terminated except by an agreement in writing executed by the parties hereto.

13.	Governing Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada.

14.	Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first set forth above.

CC Acquisition Corp.

By:	/s/ Clayton Adams
Name:	Clayton Adams
Title:	President

Option Holder

/s/ Matthew Atkinson
Matthew Atkinson

Exercise of Option to Purchase Shares

To: CC Acquisition Corp.

Pursuant to the terms Section 7(b) of the Option Agreement, dated September ___, 2022 (the “Option Agreement”), the undersigned hereby exercises the within Option to acquire in a cashless exercise ______ shares (the “Shares”) of the Class A Common Stock of CC Acquisition Corp. (the “Company”) granted under the Option Agreement.

In the event the Shares are not registered under the Securities Act of 1933, as amended, the undersigned shall provide such representations as may be required by the Company to fulfill any exemptions that may be sought under said Act. Kindly issue the Shares in [certificated / book entry] form in accordance with the instructions given below:

Signature

Instructions for issuance of common stock:

Name

Address

I.R.S. Employer Identification Number / Social Security Number